  Exhibit 10.1

AMENDMENT TO THE
RUMBLEON, INC.
2017 STOCK INCENTIVE PLAN

WHEREAS, RumbleOn, Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1.           The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,000,000.”

2.           Section 5(b)(i) of the Plan shall be amended and restated to read as follows:

“(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 4,000,000 of such shares may be subject to grants of Incentive Stock Options;”

3.           Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 20th day of May 2019, on behalf of the Company.

RUMBLEON, INC. By:/s/ Steven R. Berrard Name: Steven R. Berrard Title: Chief Financial Officer